EXHIBIT 10.26




                              CONSULTING AGREEMENT

          This CONSULTING AGREEMENT, made as of the 14th day of February, 1995,

among RJR Nabisco Holdings Corp. ("RJR"), R. J. Reynolds Tobacco Company

("RJRT"), and Nabisco Holdings Corp. ("Nabisco"), (collectively, the "Company"),

and Lawrence R. Ricciardi, an individual ("Consultant").



                                    RECITALS
                                    --------

          WHEREAS, Consultant has experience and insight into the business,

litigation and legal matters, and various projects of the Company; and

          WHEREAS, the Company desires Consultant to perform consulting services in connection with the aforesaid matters and projects of the Company, and

Consultant is willing to provide such services.

          NOW, THEREFORE, in consideration of the promises contained in this

Agreement, the Company and Consultant agree as follows:

          1.        Consulting Services
                    -------------------

          Consultant agrees to act as a consultant to the Company from time to time at the request of the Company in connection with matters concerning the worldwide business of the Company.  Consultant will be notified of such requests as they are assigned by the Chairman of RJR and/or Nabisco, the General Counsel

of RJR and the Chief Legal Officers of RJR, RJRT, and Nabisco.  Except as

provided hereinafter, Consultant shall be available, on a mutually agreeable basis, to render services for 50 days during the term of this Agreement.

          If Consultant shall have other commitments, he shall, nevertheless,

give first priority to the services requested by the Company.  Requests for the services of Consultant is the sole discretion of the Chairman of RJR and/or

Nabisco, the General Counsel of RJR and the Chief Officers of RJR, RJRT and

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Nabisco and availability, in the sole discretion of the Company, shall be either

Consultant's actual presence at a designated site or availability by telecommunication.  Consultant shall, during the Term of this Agreement, keep his location, address and telephone number consistently updated with the Company so that he may be reached at any time.

          2.        Consulting Fees
                    ---------------

          a) The consulting fees hereunder are (i) a paid retainer for 50 days availability during the Term of Agreement and (ii) actual payment for any services.

          b) As consideration for the services under Paragraph 1 that Consultant will render, and for Consultant's availability during the term of this Agreement to provide such services for 50 days, RJR agrees to pay to Consultant a fee at the monthly rate of $16,667 ($200,000 per year) which shall be paid at the beginning of each month during the Term of the Agreement.

          c)        Consultant shall be paid $4,000 per day for each day

services are performed in excess of 50 days during the Term of this Agreement.

          d)        If the Agreement is terminated pursuant to 3(b), payment at a rate of $4,000 per day shall be made for the excess of actual days worked over the number of days attributable to the retainer paid pursuant to 2(b) through the date of cancellation.

          e)        Any election to defer consulting fees shall be made before a consulting fee becomes payable and shall be on a form prescribed by the Company.

Any deferrals shall be by means of a cash credit, and the deferral shall be payable January 1 of the calendar following the calendar year in which the last consulting services are performed.  The cash credit account shall be credited,

as of the date that payment of the award would otherwise have been made, with the dollar amount of the portion of the award deferred by means of a cash credit.  In addition, the Consultant's cash credit account shall be credited as of the last day of each calendar month with an interest equivalent in an amount determined by applying to the current balance in the account the interest rate for the immediately preceding month which, when annualized, shall be the average prime rate of Morgan Guaranty Trust Company of New York during such immediately preceding month.  Interest shall be credited for the actual number of days in the month and shall be calculated based upon a 365-day year.



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          3.        Term
                    ----

          (a)       The Term of this Agreement shall be for 12 months commencing

March 4, 1995.

          (b)       Either party may cancel this Agreement on 30 days written

notice.

          4.        Billing and Reimbursement of Expenses
                    -------------------------------------

          (a)       The Company will reimburse Consultant for authorized travel,

living and other business expenses incurred by Consultant for services which

Consultant performs at the Company's request.  Consultant will make monthly billings to the Company for any travel, living and other business expenses reimbursable to Consultant hereunder.  Travel by air shall be at the first class rate.

          (b)       In lieu of reimbursement for office and secretarial

services, the Company will provide Consultant with the use of the Company office space and secretarial and support services when on site at RJR, RJRT or Nabisco.

          5.        Death Benefits
                    --------------

          In the event of the death of Consultant during the Term of the

Agreement, the Company will pay to Consultant's designated beneficiary the fees for the balance of the Term of the Agreement and the Agreement shall be cancelled.

          In the absence of a designated beneficiary, any amounts payable shall be paid to Consultant's wife unless she predeceases Consultant, in which event such amounts shall be paid to Consultant's estate.

          6.        Independent Contractor
                    ----------------------

          Consultant is an independent contractor in all respects.  Consultant shall not be entitled to any benefits afforded by the Company to its employees or employees of its affiliates by reason of the services performed under this

Agreement.  The Company shall not deduct from the consulting fees paid under this Agreement any taxes, payments for unemployment compensation, social security or other expense unless required by law.



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          In connection with the performance of Consultant's services, the

Company shall provide Consultant with the same liability and indemnification programs it affords to its' officers and directors.

          7.        Non-Disclosure and Non-Competition
                    ----------------------------------

          (a)       During the term of this Agreement, Consultant will not,

without the prior written consent of the Company, perform advisory or consulting services for, or become employed by, any person, firm or corporation that competes directly or indirectly with the Company or its affiliates.


          (b)       Any information disclosed to Consultant by the Company or

any of its affiliates shall be regarded as confidential, and given the fact that

Consultant is an attorney, shall be subject to attorney-client privilege.  Such information will be used solely in connection with work performed by Consultant for the Company, and Consultant shall not disclose such information to any third party unrelated to the Company at any time during the term of this Agreement or thereafter without the prior written approval of the Company.

          8.        Miscellaneous
                    -------------

          (a)       This is an agreement for the personal services of

Consultant.  Consultant's rights and obligations hereunder may not be assigned by Consultant without prior written consent of the Company.

          (b)       This Agreement constitutes the entire agreement of the

parties, and any amendments hereto shall be in writing, signed by both parties hereto.

          (c)       This Agreement shall be governed by the laws of the State of

Delaware.

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          (d)       No benefit or promise hereunder shall be secured by any

specific assets of the Company.  Consultant shall have only the right of an unsecured general creditor in seeking satisfaction of such benefits or promises.

No benefit or promise hereunder may be assigned or anticipated in any way.



          IN WITNESS WHEREOF, the parties have executed this Consulting

Agreement as of the date first written above.


                                                 RJR Nabisco Holdings, Inc.
                                                 Nabisco Holdings, Inc.


                                                 By:___________________________
                                                         Chairman


                                                 _______________________________
                                                         Lawrence R. Ricciardi

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